EXHIBIT 99.1

Solar Senior Capital Ltd. Announces Quarter and Fiscal Year Ended December 31, 2018 Financial Results; Declares Monthly Distribution of $0.1175 per Share for March 2019

NEW YORK, Feb. 21, 2019 (GLOBE NEWSWIRE) -- Solar Senior Capital Ltd. (the “Company” “Solar Senior” or “SUNS”) (NASDAQ: SUNS), today reported net investment income of $5.6 million, or $0.35 per average share, for the quarter ended December 31, 2018. For fiscal year 2018, net investment income was $22.6 million, or $1.41 per average share.

At December 31, 2018, net asset value (NAV) was $16.30 per share.

The Company’s Board of Directors declared a monthly distribution for March of $0.1175 per share payable on April 3, 2019 to stockholders of record on March 21, 2019. Tax characteristics of all distributions will be reported to shareholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At December 31, 2018:

     Comprehensive Investment portfolio* fair value: $581.6 million
     Number of portfolio companies*: 161
     Net assets: $261.4 million
     Net asset value per share: $16.30

Comprehensive Portfolio Activity* for the Quarter Ended December 31, 2018

     Investments made during the quarter: $83.3 million
     Investments prepaid or sold during the quarter: $83.4 million

Comprehensive Portfolio Activity** for the Year Ended December 31, 2018

     Investments made during the year: $263.7 million
     Investments prepaid or sold during the year: $291.9 million

Operating Results for the Quarter Ended December 31, 2018

     Net investment income: $5.6 million
     Net investment income per share: $0.35
     Net realized and unrealized loss: $8.2 million
     Net decrease in net assets from operations: $2.6 million
     Earnings per share: ($0.16)

Operating Results for the Year Ended December 31, 2018

     Net investment income: $22.6 million
     Net investment income per share: $1.41
     Net realized and unrealized loss: $8.8 million
     Net increase in net assets from operations: $13.8 million
     Earnings per share: $0.86

* The Comprehensive Investment Portfolio is comprised of Solar Senior Capital Ltd.’s investment portfolio, Gemino Healthcare Finance’s (“Gemino”) full portfolio and North Mill Capital LLC’s (“North Mill”) full portfolio, and excludes the Company’s fair value of its equity interest in Gemino and North Mill.

** Comprehensive Portfolio Activity includes gross originations/repayments through Gemino and North Mill attributable to the Company, and includes investment activity through the First Lien Loan Program (“FLLP”) prior to the date of consolidation, attributable to the Company.

“We are pleased with Solar Senior Capital’s 2018 operating performance. Overall, the financial health of our portfolio companies remains sound. With 98.3% of our portfolio in first lien loans and our continued focus on defensive, non-cyclical industries, we believe SUNS is positioned to perform well through economic cycles,” said Michael Gross, Chairman and CEO of Solar Senior Capital Ltd. "Additionally, following shareholder approval of the reduced minimum asset coverage requirement, the Company has ample capacity to expand our specialty finance platform while continuing to be highly selective in cash flow lending."

Conference Call and Webcast
The Company will host an earnings conference call and audio webcast at 11:00 a.m. (Eastern Time) on Friday, February 22, 2019. All interested parties may participate in the conference call by dialing (844) 889-7785 approximately 5-10 minutes prior to the call, international callers should dial (661) 378-9929. Participants should reference Solar Senior Capital Ltd. and the participant passcode of 4786771 when prompted. A telephone replay will be available until March 8, 2019 and can be accessed by dialing (855) 859-2056 and using the passcode 4786771. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through Solar Senior Capital’s website, www.solarseniorcap.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

Comprehensive Investment Portfolio

Investment Activity

During the quarter ended December 31, 2018, Solar Senior Capital had total originations of $83.3 million and repayments of $83.4 million across the Company’s core businesses comprised of senior secured cash flow, traditional asset-based lending and healthcare asset-based lending.

The investment activity of our Comprehensive Investment Portfolio for the quarter ended December 31, 2018 was as follows:

Total Portfolio Activity(1) – Q4 2018 (in millions)
Asset Classes	Cash Flow Loans	Asset-based Loans North Mill	Asset-based Healthcare Loans Gemino	Total Portfolio Activity
Originations	$72.6	$9.0	$1.7	$83.3
Repayments / Amortization	$58.8	$23.5	$1.1	$83.4
Net Portfolio Activity	$ 13.8	($14.5)	$0.6	($0.1)
  Total Portfolio Activity includes gross originations/repayments across each business unit and excludes intracompany transfers.  Origination activity for North Mill and Gemino includes the change in the utilization of existing revolving commitments.

During the year ended December 31, 2018, Solar Senior Capital had total originations of $263.7 million and repayments of $291.9 million across the Company’s core businesses comprised of senior secured cash flow, traditional asset-based lending and healthcare asset-based lending, resulting in a net reduction of $28.2 million in the comprehensive portfolio.

The investment activity of our Comprehensive Investment Portfolio for the year ended December 31, 2018 was as follows:

Total Portfolio Activity(1) – Year Ended 2018 (in millions)
Asset Classes	Cash Flow Loans	Asset-based Loans North Mill	Asset-based Healthcare Loans Gemino	Total Portfolio Activity
Originations	$208.5	$33.0	$22.2	$263.7
Repayments / Amortization	$218.2	$53.5	$20.2	$291.9
Net Portfolio Activity	($9.7)	($20.5)	$2.0	($28.2)
  Total Portfolio Activity includes gross originations/repayments across each business unit, including investment activity attributable to the Company through FLLP prior to the date of consolidation, and excludes intracompany transfers.    Origination activity for North Mill and Gemino includes the change in the utilization of existing revolving commitments.

Portfolio Composition

Our Comprehensive Investment Portfolio composition by business unit at December 31, 2018 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset-level Yield
	($mm)%
First Lien Senior Secured Loans
Cash Flow 1st Lien Senior Secured Loans	$340.4	58.5%	8.1%[4]
Traditional Asset-Based 1st Lien Senior Secured Loans(1) (North Mill)	$122.4	21.1%	17.4%[5]
Healthcare Asset-Based 1st Lien Senior Secured Loans(1) (Gemino)	$108.6	18.7%	10.5%[5]
Total First Lien Senior Secured Loans	$571.4	98.3%	10.6%
Cash Flow Second Lien Senior Secured Loans	$10.0	1.7%	7.2%[4]
Total Senior Secured Loans	$581.4	>99.9%	10.5%
Equity and Equity-like Securities(2)	$0.2	<0.1%
Total Comprehensive Investment Portfolio	$581.6	100%
Floating Rate Investments(3)	$534.0	91.8%
  Includes North Mill and Gemino’s full portfolio, all of which are 1st lien senior secured loans.
  Excludes the Company’s equity investments in North Mill and Gemino, which distribute quarterly dividends to the Company.
  Floating rate investments calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio.
  Represents the yield to maturity based on fair market value at 12/31/18.
  Represents total interest and fee income for the three month period ending on December 31, 2018 against the average portfolio over the same fiscal period, annualized. For North Mill, the revenue yield for Q4’2018 is higher than historical levels due to the receipt of one-time prepayment fees on certain repaid loans.

The Comprehensive Investment Portfolio is diversified across approximately 161 unique borrowers with average issuer exposure of $3.6 million, or 0.6% of the comprehensive portfolio at December 31, 2018.

The Comprehensive Investment Portfolio is invested 98.3% in first lien senior secured cash flow and asset-based loans and 1.7% in second lien senior secured cash flow loans.

Solar Senior Capital Ltd.’s Results of Operations for the Year Ended December 31, 2018 compared to the Year Ended December 31, 2017:

Investment Income

For the years ended December 31, 2018 and 2017, gross investment income totaled $39.8 million and $32.2 million, respectively. The increase in gross investment income was primarily due to average portfolio growth, including from our investment in North Mill.

Our gross investment income by business unit is broken out below.

Investment Income Contribution by Business Unit(1) (in millions)
For the Year Ended:	Cash Flow Lending	Asset-based Lending (North Mill)	Asset-based Healthcare Lending (Gemino)	Total
12/31/2018	$30.6	$5.7	$3.5	$39.8
% Contribution	76.9%	14.3%	8.8%	100.0%
  Investment Income Contribution by Business Unit includes interest income/fees from cash flow loans on balance sheet and distributions from FLLP prior to consolidation, and distributions from North Mill Capital and Gemino Healthcare Finance.

Expenses

Net expenses totaled $17.2 million and $9.6 million, respectively, for the fiscal years ended December 31, 2018 and 2017. For the fiscal years ended December 31, 2018 and December 31, 2017, $1.1 million of performance-based incentive fees and $2.7 million of management and performance-based incentive fees, respectively, were voluntarily waived by the Company’s investment manager.

Net Investment Income

Net investment income totaled $22.6 million and $22.6 million, or $1.41 and $1.41 per average share, respectively, for the fiscal years ended December 31, 2018 and 2017.

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized gain (loss) for the fiscal years ended December 31, 2018 and 2017 totaled approximately ($8.8) million and $0.8 million, respectively.

Net Increase in Net Assets Resulting From Operations

For the fiscal years ended December 31, 2018 and 2017, the Company had a net increase in net assets resulting from operations of $13.8 million and $23.4 million, respectively. For the fiscal years ended December 31, 2018 and 2017, earnings per average share were $0.86 and $1.46, respectively.

Modified Minimum Asset Coverage Ratio Shareholder Authorization

The Small Business Credit Availability Act permits BDCs to reduce the required minimum asset coverage ratio applicable to a BDC from 200% to 150%, subject to certain requirements therein. At the Company’s Annual Stockholder Meeting held on October 11, 2018, the Company’s stockholders approved the proposal to authorize the Company to become subject to a minimum asset coverage ratio of at least 150% effective as of October 12, 2018. The Company previously announced that its board of directors, including a “required majority” approved the Reduced Asset Coverage Ratio, which would have become effective August 2, 2019. However, as a result of the stockholder approval at the Company’s Annual Meeting, the asset coverage ratio was decreased to the new requirement permitting the Company to incur additional leverage as of October 12, 2018.

Liquidity and Capital Resources

At December 31, 2018, the Company had $170.6 million in borrowings outstanding on its credit facilities and $129.4 million of unused capacity, subject to borrowing base limits. When including North Mill and Gemino non-recourse credit facilities, the Company had approximately $250 million of unused borrowing capacity under its revolving credit facilities, subject to borrowing base limits at December 31, 2018.

The Company previously announced that it had amended its credit facilities’ leverage covenants to allow for the asset coverage ratio minimum of 150%.

Portfolio and Asset Quality

At December 31, 2018, 100% of Solar Senior Capital’s portfolio, on a cost basis, was performing.

The Company puts its greatest emphasis on risk mitigation and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of December 31, 2018, the composition of our portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value	% of Total Portfolio
1	$49.3	11.0%
2	$382.1	84.9%
3	$18.6	4.1%
4	$0.1	<0.0%

SOLAR SENIOR CAPITAL LTD.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	December 31, 2018	December 31, 2017
Assets
Investments at fair value:
Companies less than 5% owned (cost: $355,354 and $289,848, respectively)	$348,211	$283,983
Companies 5% to 25% owned (cost: $3,524 and $3,625, respectively)	2,350	2,213
Companies more than 25% owned (cost: $98,439 and $121,298, respectively)	99,550	121,885
Cash	4,875	3,726
Cash equivalents (cost: $0 and $104,874, respectively)	—	104,874
Interest receivable	2,141	1,732
Dividends receivable	1,893	2,723
Receivable for investments sold	87	508
Other receivable	—	20
Prepaid expenses and other assets	188	277

Total assets	$459,295	$521,941

Liabilities
Payable for investments and cash equivalents purchased	$22,805	$122,110
Credit facility ($119,200 and $124,200 face amounts, respectively, reported net of unamortized debt issuance costs of $1,662 and $0, respectively)	117,538	124,200
FLLP 2015-1, LLC revolving credit facility (the “FLLP Facility”)	51,371	—
Distributions payable	1,885	1,884
Management fee payable	1,189	999
Performance-based incentive fee payable	106	374
Interest payable	1,260	401
Administrative services expense payable	923	944
Other liabilities and accrued expenses	826	898

Total liabilities	$197,903	$251,810

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 16,040,485 and 16,036,730 issued and outstanding, respectively	$160	$160
Paid-in capital in excess of par	288,789	287,841
Accumulated distributable net loss	(27,557)	(17,870)

Total net assets	$261,392	$270,131

Net Asset Value Per Share	$16.30	$16.84

SOLAR SENIOR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share amounts)

	Year ended December 31,
	2018	2017
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$27,145	$22,652
Companies 5% to 25% owned	360	201
Dividends:
Companies more than 25% owned	12,040	8,866
Other income:
Companies less than 5% owned	191	369
Companies 5% to 25% owned	23	—
Companies more than 25% owned	50	79

Total investment income	39,809	32,167

EXPENSES:
Management fees	$4,603	$3,861
Performance-based incentive fees	2,922	1,083
Interest and other credit facility expenses	7,808	3,848
Administrative services expense	1,529	1,554
Other general and administrative expenses	1,434	1,888

Total expenses	18,296	12,234

Management fees waived	—	(1,962)
Performance-based incentive fees waived	(1,107)	(709)

Net expenses	17,189	9,563

Net investment income	$22,620	$22,604

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND CASH EQUIVALENTS:

Net realized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	$(5,082)	$233
Companies more than 25% owned	(3,209)	—

Net realized gain (loss) on investments and cash equivalents	(8,291)	233

Net change in unrealized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	1,931	(227)
Companies 5% to 25% owned	238	473
Companies more than 25% owned	(2,685)	303

Net change in unrealized gain (loss) on investments and cash equivalents	(516)	549

Net realized and unrealized gain (loss) on investments and cash equivalents	(8,807)	782

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$13,813	$23,386

EARNINGS PER SHARE	$0.86	$1.46

About Solar Senior Capital Ltd.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests directly and indirectly in leveraged, U. S. middle market companies primarily in the form of cash flow first lien senior secured debt instruments and asset-based loans including senior secured loans collateralized on a first lien basis primarily by current assets.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Contact
Investor Relations
(646) 308-8770